Exhibit 99.1
For Immediate Release

Contacts:	Norman Black 404-828-7593 Andy Dolny 404-828-8901
UPS RELEASES 3RD QUARTER RESULTS
Earnings at High End of Guidance Range;
Volumes Improve Through Quarter
     ATLANTA, Oct. 22, 2009 — UPS (NYSE:UPS) today reported diluted earnings per share of $0.55 for the third quarter on $11.2 billion in revenue. A stabilizing economic environment led to improving volume trends during the quarter, while UPS’s International business continued to increase market share.
     The $0.55 in diluted earnings per share was at the high end of the company’s guidance range of $0.45 to $0.55.
     “I’m encouraged by the signs of economic recovery that are becoming apparent, although we still have a long way to go,” said Scott Davis, chairman and CEO. “Ongoing strategic investment has positioned UPS to capitalize on growth opportunities around the world. We are managing operations well, while controlling costs and maintaining excellent service.”

Consolidated Results	3Q 2009	3Q 2008
Revenue	$11.15B	$13.11 B
Operating profit	$929 M	$1.63 B
Operating margin	8.3%	12.4%
Average volume per day	14.26 M	14.85 M
Diluted earnings per share	$0.55	$0.96
     Consolidated volume for the three months ended Sept. 30, 2009, totaled 927 million packages, down 2.4% from the same period in 2008. Average daily volume and revenue per piece declined 3.9% and 11.3%, respectively. Operating profit decreased to $929 million as the benefits of substantial cost reductions and productivity gains were more than offset by the economic impact of lower volumes and changes in product mix.
Cash Position
     Through effective management of capital expenditures and working capital, UPS generated an impressive $3.4 billion in free cash flow for the first nine months of 2009. The company also:
•	Paid $1.3 billion in dividends.

•	Invested $1.2 billion in capital expenditures.

•	Repurchased 7.8 million shares at a cost of $396 million.

•	Ended the quarter with $2.8 billion in cash and short-term investments.
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2-2-2

U. S. Domestic Package	3Q 2009	3Q 2008
Revenue	$6.87 B	$7.84 B
Operating profit	$514 M	$1.12 B
Operating margin	7.5%	14.2%
Average volume per day	12.3 M	12.9 M
     Total package volume was 799 million pieces, down 3.6%, reflecting the weakness in the U.S. economy. Average daily volume declined 5.1%. While Next Day Air® volume increased 2.4%, ground decreased 6.2%. Revenue per piece declined 9.1% as a result of significantly lower fuel surcharges and lighter-weight packages.
     As part of its focus on the environment, UPS became the first small package carrier to offer its customers the ability to offset the carbon emissions generated by the transport of their packages within the United States. The service is being well received and gives shippers the option of paying a small fee that UPS matches to purchase carbon offsets.

International Package	3Q 2009	3Q 2008
Revenue	$2.42 B	$2.95 B
Operating profit	$313 M	$386 M
Operating margin	12.9%	13.1%
Average volume per day	1.97 M	1.90 M
     International average daily volume rose 4%. Domestic volume increased 9.1% due to expansion of domestic services and an acquisition in Turkey. Export volume per day declined 3.2%, outperforming the market. Revenue per piece dropped 21%, reflecting the impacts of reduced fuel surcharges, currency and product mix.
     During the quarter, the London Organising Committee of the Olympic Games named UPS the official logistics and express delivery supplier of the 2012 Games. UPS will oversee the Games Logistics and Command Centre as well as manage all transportation and supply chain operations, including venue logistics and transportation, warehousing services, customs brokerage, freight forwarding and courier services.

Supply Chain and Freight	3Q 2009	3Q 2008
Revenue	$1.86 B	$2.32 B
Operating profit	$102 M	$129 M
Operating margin	5.5%	5.6%
     Although revenue and operating profit declined in the quarter, operating margin was flat with last year due to excellent revenue management and cost control.
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3-3-3
     Both the Logistics and Forwarding business units experienced moderation in the rate of revenue decline. The Logistics unit again achieved significant growth from its services to the healthcare industry.
     UPS Freight performance was negatively impacted by increasingly competitive conditions in the freight environment. Nonetheless, the business outperformed the market and gained share while maintaining yields.
Outlook
     “The business environment in the third quarter began similarly to that of the preceding quarter. However, we did see profitability improvement due to effective cost management and firming volume later in the quarter,” said Kurt Kuehn, UPS’s chief financial officer.
     “We’re confident in our ability to thrive by partnering with our customers and providing them the services they need to grow,” he continued. “UPS is poised for the recovery when it comes. We’ve instituted cost initiatives that will approach $1.4 billion this year, making UPS more efficient than ever. In addition, we will reduce our 2009 capital expenditures to $1.7 billion, down $500 million from our initial budget.”
     Although there are signs of economic recovery, forecasters predict U.S. consumers will spend conservatively for the holidays this year. “Our customers have widely differing views on their outlook for the holiday season. Nevertheless, UPS is primed to handle the seasonal package surge as it materializes,” Kuehn added. “Continuing our earnings momentum from the third quarter, we expect earnings per diluted share within a range of $0.58 to $0.65 for the fourth quarter.”
     UPS is the world’s largest package delivery company and a global leader in supply chain services, offering an extensive range of options for synchronizing the movement of goods, information and funds. Headquartered in Atlanta, Ga., UPS serves more than 200 countries and territories worldwide. UPS’s stock trades on the New York Stock Exchange (UPS) and the company can be found on the Web at UPS.com. To get UPS news direct, visit pressroom.ups.com/RSS.
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EDITOR’S NOTE: UPS Chairman and CEO Scott Davis and CFO Kurt Kuehn will discuss third quarter results with investors and analysts during a conference call today at 8:30 a.m. EDT. That conference call is open to listeners through a live Webcast. To access the call, go to www.shareholder.com/UPS and click on “Earnings Webcast.”
     UPS routinely posts investor announcements on its web site, investor.shareholder.com /ups, and encourages those interested in the company to check there frequently.

     In some periods, we supplement the reporting of our financial information determined under generally accepted accounting principles (GAAP) with certain non-GAAP financial measures, including, as applicable, “as adjusted” operating profit, operating margin, pre-tax income, net income and earnings per share. We believe that these adjusted measures provide meaningful information to assist investors and analysts in understanding our financial results and assessing our prospects for future performance. We believe these adjusted financial measures are important indicators of our recurring results of operations because they exclude items that may not be indicative of or are unrelated to our core operating results, and provide a better baseline for analyzing trends in our underlying businesses. Furthermore, we use these adjusted financial measures to determine awards for our management personnel under our incentive compensation plans. We also provide the amount of our free cash flow to supplement our cash flow determined under GAAP. We define free cash flow as net cash from operating activities adjusted for capital expenditures, proceeds from disposals of property, plant and equipment, net change in finance receivables and other investing activities. We believe free cash flow is an important measure in assessing the generation of cash for discretionary investments and dividends.
     In the first quarter of 2009, we recorded a $181 million pre-tax impairment charge ($116 million after tax) related to our McDonnell-Douglas DC-8-71 and DC-8-73 aircraft fleets. In the second quarter of 2009, we recorded a $77 million pre-tax charge ($48 million after tax) for the remeasurement of certain obligations denominated in foreign currencies, in which hedge accounting was not able to be applied. We presented year-to-date 2009 operating profit, operating margin, pre-tax income, net income and earnings per share excluding the impact of these items as we believe these adjusted measures better enable shareowners to focus on period-over-period operating performance. The underlying matters that produced the impairment and remeasurement charges were unique, and we do not believe they are reflective of the types of charges that will affect future results.
     Because non-GAAP financial measures are not standardized, it may not be possible to compare these financial measures with other companies’ non-GAAP financial measures having the same or similar names. These adjusted financial measures should not be considered in isolation or as a substitute for GAAP operating profit, operating margin, pre-tax income, net income and earnings per share, the most directly comparable GAAP financial measures. These non-GAAP financial measures reflect an additional way of viewing aspects of our operations that, when viewed with our GAAP results and the reconciliations to corresponding GAAP financial measures, provide a more complete understanding of our business. We strongly encourage investors to review our financial statements and publicly-filed reports in their entirety and not to rely on any single financial measure.
     Except for historical information contained herein, the statements made in this release constitute forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Such forward-looking statements, including statements regarding the intent, belief or current expectations of UPS and its management regarding the company’s strategic directions, prospects and future results, involve certain risks and uncertainties. Certain factors may cause actual results to differ materially from those contained in the forward-looking statements, including economic and other conditions in the markets in which we operate, governmental regulations, our competitive environment, strikes, work stoppages and slowdowns, changes in aviation and motor fuel prices, cyclical and seasonal fluctuations in our operating results, and other risks discussed in the company’s Form 10-K and other filings with the Securities and Exchange Commission, which discussions are incorporated herein by reference.

United Parcel Service, Inc.
Selected Financial Data — Third Quarter
(unaudited)

	Three Months Ended
	September 30,		Change
(amounts in millions, except per share data)	2009	2008	$	%

Statement of Income Data:
Revenue:
U.S. Domestic Package	$6,868	$7,841	$(973)	-12.4%
International Package	2,422	2,949	(527)	-17.9%
Supply Chain & Freight	1,863	2,323	(460)	-19.8%

Total revenue	11,153	13,113	(1,960)	-14.9%

Operating expenses:
Compensation and benefits	6,341	6,425	(84)	-1.3%
Other	3,883	5,056	(1,173)	-23.2%

Total operating expenses	10,224	11,481	(1,257)	-10.9%

Operating profit:
U.S. Domestic Package	514	1,117	(603)	-54.0%
International Package	313	386	(73)	-18.9%
Supply Chain & Freight	102	129	(27)	-20.9%

Total operating profit	929	1,632	(703)	-43.1%

Other income (expense):
Investment income (loss)	6	(13)	19	N/A
Interest expense	(93)	(104)	11	-10.6%

Total other income (expense)	(87)	(117)	30	-25.6%

Income before income taxes	842	1,515	(673)	-44.4%

Income tax expense	293	545	(252)	-46.2%

Net income	$549	$970	$(421)	-43.4%

Net income as a percentage of revenue	4.9%	7.4%

Per share amounts
Basic earnings per share	$0.55	$0.96	$(0.41)	-42.7%
Diluted earnings per share	$0.55	$0.96	$(0.41)	-42.7%

Weighted-average shares outstanding
Basic	997	1,006	(9)	-0.9%
Diluted	1,004	1,013	(9)	-0.9%

Certain prior year amounts have been reclassified to conform to the current year presentation.	1

United Parcel Service, Inc.
Selected Operating Data — Third Quarter
(unaudited)

	Three Months Ended
	September 30,		Change
	2009	2008	$ / #	%

Revenue (in millions):
U.S. Domestic Package:
Next Day Air	$1,348	$1,696	$(348)	-20.5%
Deferred	664	818	(154)	-18.8%
Ground	4,856	5,327	(471)	-8.8%

Total U.S. Domestic Package	6,868	7,841	(973)	-12.4%
International Package:
Domestic	536	598	(62)	-10.4%
Export	1,770	2,165	(395)	-18.2%
Cargo	116	186	(70)	-37.6%

Total International Package	2,422	2,949	(527)	-17.9%
Supply Chain & Freight:
Forwarding and Logistics	1,250	1,619	(369)	-22.8%
Freight	509	598	(89)	-14.9%
Other	104	106	(2)	-1.9%

Total Supply Chain & Freight	1,863	2,323	(460)	-19.8%

Consolidated	$11,153	$13,113	$(1,960)	-14.9%

Consolidated volume (in millions)	927	950	(23)	-2.4%

Operating weekdays	65	64	1

Average Daily Package Volume (in thousands):
U.S. Domestic Package:
Next Day Air	1,144	1,117	27	2.4%
Deferred	856	859	(3)	-0.3%
Ground	10,287	10,971	(684)	-6.2%

Total U.S. Domestic Package	12,287	12,947	(660)	-5.1%
International Package:
Domestic	1,207	1,106	101	9.1%
Export	767	792	(25)	-3.2%

Total International Package	1,974	1,898	76	4.0%

Consolidated	14,261	14,845	(584)	-3.9%

Average Revenue Per Piece:
U.S. Domestic Package:
Next Day Air	$18.13	$23.72	$(5.59)	-23.6%
Deferred	11.93	14.88	(2.95)	-19.8%
Ground	7.26	7.59	(0.33)	-4.3%
Total U.S. Domestic Package	8.60	9.46	(0.86)	-9.1%
International Package:
Domestic	6.83	8.45	(1.62)	-19.2%
Export	35.50	42.71	(7.21)	-16.9%
Total International Package	17.97	22.75	(4.78)	-21.0%
Consolidated	$9.90	$11.16	$(1.26)	-11.3%

Certain prior year amounts have been reclassified to conform to the current year presentation.	2

United Parcel Service, Inc.
Selected Financial Data — Year to Date
(unaudited)

	Nine Months Ended
	September 30,		Change
(amounts in millions, except per share data)	2009	2008	$	%

Statement of Income Data:
Revenue:
U.S. Domestic Package	$20,606	$23,290	$(2,684)	-11.5%
International Package	6,908	8,656	(1,748)	-20.2%
Supply Chain & Freight	5,406	6,843	(1,437)	-21.0%

Total revenue	32,920	38,789	(5,869)	-15.1%

Operating expenses:
Compensation and benefits	19,003	19,447	(444)	-2.3%
Other	11,375	14,763	(3,388)	-22.9%

Total operating expenses	30,378	34,210	(3,832)	-11.2%

Operating profit:
U.S. Domestic Package	1,374	2,975	(1,601)	-53.8%
International Package	900	1,214	(314)	-25.9%
Supply Chain & Freight	268	390	(122)	-31.3%

Total operating profit	2,542	4,579	(2,037)	-44.5%

Other income (expense):
Investment income (loss)	(3)	58	(61)	N/A
Interest expense	(356)	(342)	(14)	4.1%

Total other income (expense)	(359)	(284)	(75)	26.4%

Income before income taxes	2,183	4,295	(2,112)	-49.2%

Income taxes	788	1,546	(758)	-49.0%

Net income	$1,395	$2,749	$(1,354)	-49.3%

Net income as a percentage of revenue	4.2%	7.1%

Per share amounts
Basic earnings per share	$1.40	$2.69	$(1.29)	-48.0%
Diluted earnings per share	$1.39	$2.67	$(1.28)	-47.9%

Weighted average shares outstanding
Basic	998	1,021	(23)	-2.3%
Diluted	1,004	1,028	(24)	-2.3%

As adjusted income data:
U.S. Domestic Package (1)	$1,555	$2,975	$(1,420)	-47.7%
International Package (1)	900	1,214	(314)	-25.9%
Supply Chain & Freight (1)	268	390	(122)	-31.3%

Total operating profit	2,723	4,579	(1,856)	-40.5%

Income before income taxes (1), (2)	$2,441	$4,295	$(1,854)	-43.2%
Net income (3)	$1,559	$2,749	$(1,190)	-43.3%
Basic earnings per share (3)	$1.56	$2.69	$(1.13)	-42.0%
Diluted earnings per share (3)	$1.55	$2.67	$(1.12)	-41.9%

(1)	2009 U.S. Domestic Package operating profit and consolidated income before income taxes exclude a $181 million impairment charge on our McDonnell-Douglas DC-8-71 and DC-8-73 airframes, engines, and parts, due to an acceleration of the planned retirement of these aircraft.

(2)	2009 interest expense and consolidated income before income taxes exclude a $77 million charge for the remeasurement of certain obligations denominated in foreign currencies, in which hedge accounting was not able to be applied.

(3)	2009 net income and earnings per share amounts exclude the after-tax effect of the impairment and currency remeasurement charges discussed in (1) and (2), which totaled $164 million.

Certain prior year amounts have been reclassified to conform to the current year presentation.	3

United Parcel Service, Inc.
Selected Operating Data — Year to Date
(unaudited)

	Nine Months Ended
	September 30,		Change
	2009	2008	$ / #	%
Revenue (in millions):
U.S. Domestic Package:
Next Day Air	$4,044	$4,982	$(938)	-18.8%
Deferred	2,009	2,412	(403)	-16.7%
Ground	14,553	15,896	(1,343)	-8.4%

Total U.S. Domestic Package	20,606	23,290	(2,684)	-11.5%
International Package:
Domestic	1,478	1,803	(325)	-18.0%
Export	5,133	6,332	(1,199)	-18.9%
Cargo	297	521	(224)	-43.0%

Total International Package	6,908	8,656	(1,748)	-20.2%
Supply Chain & Freight:
Forwarding and Logistics	3,630	4,817	(1,187)	-24.6%
Freight	1,470	1,707	(237)	-13.9%
Other	306	319	(13)	-4.1%

Total Supply Chain & Freight	5,406	6,843	(1,437)	-21.0%

Consolidated	$32,920	$38,789	$(5,869)	-15.1%

Consolidated volume (in millions)	2,757	2,877	(120)	-4.2%

Operating weekdays	192	192	—

Average Daily Package Volume (in thousands):
U.S. Domestic Package:
Next Day Air	1,171	1,166	5	0.4%
Deferred	878	882	(4)	-0.5%
Ground	10,424	11,036	(612)	-5.5%

Total U.S. Domestic Package	12,473	13,084	(611)	-4.7%
International Package:
Domestic	1,128	1,111	17	1.5%
Export	757	789	(32)	-4.1%

Total International Package	1,885	1,900	(15)	-0.8%

Consolidated	14,358	14,984	(626)	-4.2%

Average Revenue Per Piece:
U.S. Domestic Package:
Next Day Air	$17.99	$22.25	$(4.26)	-19.1%
Deferred	11.92	14.24	(2.32)	-16.3%
Ground	7.27	7.50	(0.23)	-3.1%
Total U.S. Domestic Package	8.60	9.27	(0.67)	-7.2%
International Package:
Domestic	6.82	8.45	(1.63)	-19.3%
Export	35.32	41.80	(6.48)	-15.5%
Total International Package	18.27	22.30	(4.03)	-18.1%
Consolidated	$9.87	$10.92	$(1.05)	-9.6%

Certain prior year amounts have been reclassified to conform to the current year presentation.	4

United Parcel Service, Inc.
Reconciliation of Free Cash Flow
(unaudited)

Preliminary
Year-to-Date
(amounts in millions)	September 30, 2009
Net cash from operations	$4,238
Capital expenditures	(1,185)
Proceeds from disposals of PP&E	40
Net change in finance receivables	204
Other investing activities	66

Free cash flow	$3,363

Amounts are subject to reclassification.

Certain prior year amounts have been reclassified to conform to the current year presentation.	5